Exhibit 15



May 2, 2003

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Commissioners:

We are aware that our report dated April 22, 2003, on our review of the interim condensed consolidated financial information of 7-Eleven, Inc. and Subsidiaries (the "Company") as of March 31, 2003, and for the three-month period then ended, and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended, is incorporated by reference in the following Registration Statements:


                                         REGISTRATION NO.
                                         ----------------
On Form S-8 for:

  7-Eleven, Inc. 1995 Stock
    Incentive Plan                            33-63617

  7-Eleven, Inc. Supplemental
     Executive Retirement Plan for
     Eligible Employees                      333-42731

  7-Eleven, Inc. Stock Compensation
    Plan for Non-Employee Directors          333-68491


Very truly yours,

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas





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